                                                                   EXHIBIT 10.21

                                   AGREEMENT
                                   ---------


     AGREEMENT (this "Agreement"), dated as of February 2, 2000, by and among C. Mickey Skinner (the "Executive"), and New World Pasta Company, a Delaware corporation (the "Company") and, for purposes of Sections 4(d) and 5(a) only, Joseph Littlejohn & Levy Inc. ("JLL").

          WHEREAS, the Executive has been employed by the Company pursuant to an employment agreement, dated as of January 28, 1999 (the "Employment Agreement");

          WHEREAS, the employment of the Executive as Chairman of the Board and Chief Executive Officer of the Company ("Chairman and CEO") shall terminate effective as of 12:01 a.m. local time in Naples, Florida on February 28, 2000 (the "Termination Date");

          WHEREAS, the Executive is entitled under the Employment Agreement to the continuation of his salary and benefits after a termination under certain conditions;

          WHEREAS, the Executive will continue as an employee of the Company solely on the terms set forth in this Agreement; and

          WHEREAS, the Executive and the Company now desire fully and finally to settle all matters arising out of the Employment Agreement and the termination of Executive's employment as Chairman and CEO, including without limitation, any rights or obligations under the Employment Agreement and under any employee benefit plans or programs of the Company, that have arisen or might arise between them and to specify the terms and conditions under which the Executive will continue employment with the Company.

          NOW, THEREFORE, in consideration of the promises and of the release, representations, covenants and obligations herein contained, the parties hereto agree as follows:

     1.   Termination of Employment Agreement. The Executive and the Company
          -----------------------------------
hereby agree that the Employment Agreement shall terminate effective as of the later of the Effective Date (defined below) or the Termination Date and shall have no further force and effect. As of the later of the Effective Date or the Termination Date, the Executive shall cease to be the Chairman and Chief Executive Officer of the Company. Notwithstanding the foregoing, following the later of the Effective Date or the Termination Date, to the fullest extent permitted by law and the terms of any applicable benefit plans or arrangements, the Executive shall continue as any employee of the Company and shall serve as Chairman Emeritus of the Company and shall perform the duties set forth in
Section 2 below solely for the compensation and benefits provided for in this Agreement. The Effective Date is the eighth business day following the execution of this Agreement by all parties, provided the Revocation Period referred to in
Section 5(c) has expired and the Executive has not revoked his agreement hereto.

     2.   Duties. During the first twelve months beginning on the later of the
          ------
Effective Date or the Termination Date (the "Interim Period") (and thereafter only as and to the extent agreed to by the Company and the Executive), the Executive will use reasonable efforts to assist his immediate successor as Chairman and Chief Executive Officer of the Company, upon his immediate successor's reasonable written or oral request, in his successor's transition into such positions and will, at his immediate successor's written or oral request, cooperate to the fullest extent reasonably practicable in providing a smooth transition for the Company to a new Chairman and Chief Executive Officer and will, at his immediate successor's written or oral request, use reasonable efforts to introduce his immediate successor into the Restricted Business (as defined below).

          The Executive also agrees that during the Interim Period, he will provide upon written or oral request, reasonable assistance to the Company in retaining key employees and maintaining customer and industry contacts and relationships as may be requested by the Board and during the Interim Period, he will, upon written or oral request, engage in such other reasonable transition activities as the Board may reasonably request consistent with such position.

          Executive shall devote such time and attention to his duties under this Agreement as are commensurate with his position and his duties. Executive may, to the extent feasible and consistent with the terms of this Agreement, perform his duties to the Company in Florida. Nothing contained herein shall require the Executive to devote any specified number of hours to the performance of such duties. The parties understand that the time which the Executive will devote to his duties should decline dramatically over the course of the year.

     3.   Salary; Fringe Benefits; Equity Compensation.
          --------------------------------------------

          (a) Whether or not the Executive is considered to be an employee of the Company, on and after the later of the Effective Date or the Termination Date and subject to Section 3(a)(iii) hereof, the Company shall pay or shall cause to be paid to the Executive and shall provide benefits to the Executive as follows:

               (i) The Company shall pay to the Executive (or his estate, heirs and personal representative should the Executive die or become Disabled (as defined below) the following amounts during the indicated periods ("Salary"), which amounts shall be payable in accordance with the Company's regular payroll practice (but not less often than semi-monthly):
     (A) from the later of the Effective Date or the Termination Date through January 27, 2002 at a rate of $400,000 per annum; and (B) from January 28, 2002 through January 27, 2004 at a rate of $250,000 per annum.

               (ii) The Company shall provide or arrange to provide to the Executive the following benefits (collectively the "Benefits"):

               (1)     Vacation, Holidays and Sick Leave. During the Interim
                       ---------------------------------
                       Period, to the extent the Executive is required to perform services under this Agreement, Executive shall be entitled to paid vacation, paid holidays and sick leave in accordance with the Company's standard policies for its senior executive officers in effect as of the date hereof. The benefits to be provided under this Section 3(a)(ii)(1) shall terminate on the Executive's death unless earlier terminated as provided under Section 3(a)(iii).

               (2)     Business Expenses. Executive shall be reimbursed for all
                       -----------------
                       reasonable and necessary business expenses incurred during the Interim Period, by (i) him in connection with his employment (including, without limitation, expenses for first-class air travel on all Company business) and
                       (ii) his spouse in connection with her accompaniment of Executive on business trips where it is customary for Executive's spouse to attend, in each case, upon timely submission by Executive of receipts and other documentation as required by the Internal Revenue

                       Code of 1986, as amended (the "Code") and in accordance with the Company's normal expense reimbursement policies. The benefits to be provided under this Section 3(a)(ii)(2) shall terminate on the Executive's death or Disability unless earlier terminated as provided under
                       Section 3(a)(iii).

                  (3)  Health, Welfare and Pension Benefits. Executive and
                       ------------------------------------
                       eligible members of his family shall be eligible to participate fully in all: (a) health and dental benefits and insurance programs; (b) life and short and long term disability benefits and insurance and (c) pension and retirement benefits all as available to senior executive officers of the Company generally, which benefits (excluding all retirement plans other than Section 401(k) savings plans) shall not be materially less favorable in the aggregate than those similar benefits available to senior executives of the Company as of the date hereof. The benefits to be provided under this Section 3(a)(ii)(3) shall terminate on the Executive's death unless earlier terminated as provided under Section 3(a)(iii). Notwithstanding the foregoing, the benefits to be provided pursuant to clause (a) above shall be provided to the Executive's spouse until the earlier of her death or termination pursuant to Section 3(a)(iii).

                  (4)  Membership Dues; Tax Returns; etc. The Company shall
                       ----------------------------------
                       reimburse Executive for (i) annual membership dues and assessments at one (1) country club of Executive's choice not to exceed $12,000 per year (increased annually by the increase in the Consumer Price Index for the preceding year), (ii) reimburse the Executive for the cost of annual personal income tax return preparation in an amount not to exceed $2,000 per year, and (iii) an annual physical. The benefits to be provided under clauses (i) and (ii) above shall terminate on the date which is one year after the Executive's death, unless earlier terminated as provided under Section 3(a)(iii) and the benefits to be provided under clause (iii) shall terminate on the date of the

                       Executive's death, unless earlier terminated as provided under Section 3(a)(iii).

                  (5)  Car Allowance. The Executive shall be paid an allowance
                       -------------
                       of $1,200.00 per month for an automobile to be used by Executive. The benefits to be provided under this Section 3(a)(ii)(5) shall terminate on the date which is one year after the Executive's death unless earlier terminated as provided under Section 3(a)(iii).

                  (6)  D&O Coverage. The Company shall maintain director and
                       ------------
                       officer liability insurance for its officers and directors, in such amount as the Company Board believes is reasonably necessary.

                  (7)  Accommodations. During the Interim Period, and to the
                       --------------
                       extent the Executive is required to be at the Company's headquarters, the Company shall provide Executive with reasonable accommodations at the Company's headquarters commensurate with his position to enable the Executive to perform his duties hereunder.

               (iii)   The Company's obligations to pay Salary pursuant to
     Section 3(a)(i) or to provide Benefits under Section 3(a)(ii) of this Agreement shall terminate on the earlier of (i) 11:59 p.m. local time in Naples, Florida, on January 27, 2004, or (ii) if the Executive materially breaches his obligations under Sections 2, 4 or 5 of this Agreement and, to the extent curable, the Executive fails to cure such breach within twenty
     (20) business days after his receipt of written notice from the Company of such breach (which notice shall specify the details of such breach with particularity), 11:59 p.m. local time in Naples, Florida, on the twentieth
     (20th) business day after his receipt of the written notice from the Company referred to above; provided, however, that the termination of the Company's obligations pursuant to this subparagraph (iii) shall not be construed to relieve the Company of its obligations to make Salary and provide the Benefits to which the Executive was entitled through the date of termination provided for in this paragraph (iii).

               (iv) Disability means that either (A) the Executive has become unable to perform his normal duties by reason of physical or mental illness or accident for any twelve (12) consecutive month period, or (B) the Company receives written opinions from both a physician for the Company and a physician for Executive that Executive will be so disabled.

               (v) The Parties agree that the Company is obligated to provide the Executive with the Benefits set forth in Section 3(a), notwithstanding the eligibility requirements of any benefit plan or arrangement and if the Executive is not eligible to receive any of the Benefits under any such plan or arrangement, the Company shall nevertheless continue to provide the Executive with the Benefit in question either directly or through a plan which is permitted to provide the Executive with the Benefit in question.

     (b) The Company agrees that the options held by the Executive to acquire 18,888 shares of Common Stock of the Company at $10.00 per share (the "Options") pursuant to the New World Pasta 1999 Stock Option Plan and the Stock Option Agreement entered into pursuant thereto (collectively, the "Plan") are, notwithstanding the terms of the Plan, (i) fully vested, (ii) exercisable at any time or from time to time on or after the later of the Effective Date or the Termination Date and prior to January 28, 2009 and (iii) are not subject to
Section 5(c), 6(c)(iv) or 6(d) of the Plan. The Executive acknowledges and agrees that all other options or rights to acquire any equity interest in the Company or any payment with respect thereto shall expire as of the later of the Effective Date or the Termination Date and Executive is not entitled to any additional consideration in respect thereof. Notwithstanding the foregoing, in the event that the Company's obligations to pay Salary and Benefits terminate prior to January 27, 2004, pursuant to clause (ii) of Section 3(a)(iii), all options outstanding on the date of such termination shall automatically expire.

     (c) The Executive hereby acknowledges that, except as set forth in subparagraphs (a) or (b) above, his participation in all other of the Company's employee benefit plans and programs (including any and all option and equity incentive plans), and all perquisites previously provided to the Executive ceased as of the Termination Date.

     (d) All of the foregoing Salary payments and Benefits shall be subject to any applicable federal, state and local tax withholding.

4.   Noncompetition; Confidentiality, etc.
     -------------------------------------

     (a)       Non-Competition Covenants.
               -------------------------

          (i) Executive will not for any period during which Executive is receiving payments from the Company pursuant to this Agreement, engage in Competition (as defined herein) with the Company.

          (ii) Without limiting the generality of the foregoing, during any period during which Executive is receiving payments from the Company pursuant to this Agreement, Executive will not, directly or indirectly, for his benefit or for the benefit of any other person or entity, do any of the following: (a) solicit from any customer doing business with the Company during the twelve (12) months immediately preceding the later of the Effective Date or the Termination Date, Restricted Business; (b) solicit from any potential customer of the business of the Company, Restricted Business which has been the subject of a written or oral bid, offer or proposal by the Company, or of substantial preparation by the Company with a view to making such a bid, proposal or offer during the three (3) months immediately preceding the Date of Termination; (c) solicit the employment or services of, any person who is employed by or is a consultant to the Company; or (d) otherwise wrongfully interfere with the business or accounts of the Company, including through the making of any false statements or comments of a defamatory or disparaging nature to third parties regarding the Company or any of its officers, directors, personnel, stockholders, products or services.

          (iii) Executive further acknowledges and agrees that due to the uniqueness of his services and the confidential nature of the information he possesses, the covenants set forth in this Section 4(a) are reasonable and necessary for the protection of the business and goodwill of the Company; and it is the intention of the parties hereto that this Section 4(a) shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which such enforcement is sought. Accordingly, it is the intention of the parties hereto that if, in the opinion of any court of competent jurisdiction, any provision or clause set forth in this Section 4(a) is not reasonable in any respect, including, without limitation, with respect to the scope of the time, place or manner restrictions set forth herein, such court shall have the right, power and authority to modify any and all such provisions and clauses as to such court shall appear not unreasonable and to enforce the remainder of this Section 4(a) as so modified.

          (iv) "Competition" means engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, licensor, trustee, broker, agent, stockholder, member, owner, joint venturer or partner of, or permitting a name to be used in connection with the activities of any other business or organization which engages, directly or through Affiliates it controls, in the Restricted Business, provided that, it will not be a violation for Executive to (a) become the registered or beneficial owner of up to one percent (1%) of any class or series of the capital stock of a publicly traded corporation that is engaged in Competition or (b) acquire up to one percent (1%) of any issue of publicly traded debt securities of a corporation that is engaged in Competition, it being understood that Executive may not actively participate in the business of any such corporation, by reason of such ownership or acquisition or otherwise, until such time as this covenant expires.

          (v) "Restricted Business" means the manufacturing, distribution, marketing or sale of pasta or egg noodle products or any other business which constitutes more than 10% of the consolidated revenues of the company during the fiscal year ending immediately prior to any such determination or the Termination Date, as the case may be.

     (b)  Confidentiality Covenant.

          (i) Until January 27, 2011, Executive will not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, member, officer, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Company's confidential information, other than in the proper performance of the duties contemplated by this Agreement, or as required by law; provided that, prior to disclosing any of the confidential information required by law, Executive will promptly notify the Company so that the Company may seek a protective order or other appropriate remedy. Immediately after the Interim Period, Executive will return all confidential information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner to the Company at any time upon request by the Company; provided, however, that Executive may retain one copy of such information and may use such information in connection with (a) any dispute with the Company or (b) any action brought against Executive where such information is relevant. Confidential Information does not include any information available to or already in the hands of the public, any information known to Executive prior to January 28, 1999, any information disclosed to Executive by a third party who is not under a duty of confidentiality with respect to such information or any information independently developed by Executive without the use of Confidential Information of the Company.

               (ii) Company will not disclose any information concerning the Executive to any person including but not limited to the reason for any termination of employment of the Executive, provided however, that the Company may disclose such information to its insurers as and to the extent they have a need to know such information and provided further that the Company may disclose such information as and to the extent necessary and relevant to any dispute between the Company and the Executive and as and to the extent such disclosure is required by law.

          (c) The Executive agrees that he shall not, at any time, make any comment or statement that is defamatory, disparaging or otherwise critical of the Company, or any of their subsidiaries, or any of their respective products, operations, management, employees or stockholders.

          (d) The Company and JLL shall not, and each shall use reasonable efforts to cause its executive officers and directors, employees and attorneys not to, make any comment or statement that is defamatory, disparaging or otherwise critical of the Executive.

   5.   Mutual Release.
        --------------

          (a) Except as set forth in paragraph (b) of this Section 5, the Executive, on behalf of himself, any and all family members, heirs, executors, administrators, legal representatives and assignees of his rights under this Agreement, on the one hand, and the Company and JLL, for and on behalf of their respective partners, shareholders, members, directors and managers, on the other hand, hereby voluntarily, knowingly, willingly, irrevocably and unconditionally mutually release and forever discharge each other, including each of the other's respective associates, stockholders, subsidiaries, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers and all persons acting by, through, under or in concert with them, or any of them, of and from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, causes of action, rights, costs, losses, debts and expenses of any nature whatsoever, known or unknown (the "Claims"), which against them the other party or his or its successors or assigns ever had, now have or hereafter can, shall or may have (either directly, indirectly, derivatively or in any other representative capacity), based upon the Employment Agreement, the Executive's employment by the Company, and the termination of such employment and the Employment Agreement, including any rights or claims the other party may have based on any facts or events relating thereto, whether known or unknown, that occurred on or before the Effective Date, and including, without limitation, a release of any rights or claims the Executive may have based on the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991, as amended; the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"); Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act of 1990; the Equal Pay Act of 1963; any and all laws of any state concerning wages, employment and discharge; any state, local, or municipal fair employment statutes or laws; and any other law, rule, regulation or ordinance pertaining to employment, terms and conditions of employment, or termination of employment. This release by the Executive also includes, without limitation, all Claims arising under the Company's employee benefit plans and programs now in effect or hereafter adopted.

          (b) Nothing herein shall be deemed to affect (i) the Executive's or the Company's rights under this Agreement or (ii) the Executive's rights to indemnification under the Company's charter, by-laws or the laws of the State of Delaware or (iii) the Executive's rights to Base Salary or benefits under the Employment Agreement up to the later of the Effective Date or the Termination Date except as provided in Section 2(b) with respect to options.

          (c) The Executive acknowledges that the Company has advised the Executive to discuss all aspects of this Agreement with legal counsel prior to entering thereunto and that the Executive has availed himself of this right to the extent he desires, and that he has carefully read and fully understands all of the provisions of this Agreement. The Executive acknowledges that he is entering into this Agreement, including the release and waiver set forth above, knowingly and voluntarily, in exchange for good and valuable consideration. Further, the Executive acknowledges that he has been given at least twenty-one
(21) days to consider the terms of this Agreement and in particular the waiver of his rights under the ADEA as contained in Section 5 but may execute and return this Agreement prior thereto. Once the Executive has executed this Agreement, he shall have seven (7) additional days from such execution to revoke his consent to the waiver of his rights under the ADEA (the "Revocation Period"). If no such revocation occurs, the Executive's waiver of rights under the ADEA shall become effective upon the expiration of the Revocation Period. In the event that the Executive revokes his waiver of rights under the ADEA within the Revocation Period, this Agreement shall not be effective in whole or in part.

          (d) The Executive represents that, in executing this Agreement, he has not relied and does not rely upon any representation or statement of the Company not set forth herein with regard to the subject matter, basis or effect of this Agreement or otherwise.

     6.   No Mitigation. The Company agrees that the Executive is not required
          -------------
to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 3 hereof. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits.

     7.   Remedies; Notices.
          -----------------

          (a) In the event of a claimed breach by the Company of this Agreement, the Executive shall be entitled to institute legal proceedings to obtain damages for any such breach; provided, however, that if such claimed breach involves failure to pay money, the Company shall be entitled to have ten
(10) business days to cure such breach after receiving written notice from the Executive of such claimed breach. In the event of a claimed breach by the Executive of the terms of this Agreement, the Executive shall have the right, during the twenty (20) business day period commencing on the date on which the Company delivers notice to him of such claimed breach, to cure any such breach (if curable) and if the claimed breach is not cured during such period or is not curable, the Company shall be entitled to institute legal proceedings to obtain damages for any such breach, or, in case of a claimed breach of Sections 4 or 5, to enforce the specific performance of such section and to enjoin any further violation thereof.

          (b) For the purposes of this Agreement, notices, demands and all other communications required or permitted in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified mail, return receipt requested, postage prepaid, addressed, if to the Executive, to:

          C. Mickey Skinner
          685 Woodthrush Way
          Hummelstown, PA  17036-8500
          and

          C. Mickey Skinner
          6975 Green Tree Drive
          Naples, FL  34108

          with a copy to:

          Maslon Edelman Borman & Brand, LLP
          3300 Norwest Center
          Minneapolis, Minnesota 55402
          Attn: Larry A. Koch

and, if to the Company, as follows:

          New World Pasta Company
          85 Shannon Road
          Harrisburg, Pennsylvania  17112
          Attn:  General Counsel

          with a copy to:

          Joseph Littlejohn & Levy
          450 Lexington Avenue
          Suite 3350
          New York, New York  10017
          Attn:  Mr. David Y. Ying

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


          (c)  Arbitration. Notwithstanding any other provision of this
               -----------
     Agreement, in the event a dispute arises out of or pertaining to this Agreement, the Executive may, by written notice to the Company, require that such dispute be submitted to binding arbitration pursuant to the rules of the American Arbitration Association in Philadelphia, Pennsylvania (including reasonable discovery as determined by the arbitrator) and the order of such arbitrator shall be conclusive, final and binding on all parties hereto and may be entered as a judgment in any court having jurisdiction over the parties. In the event that Executive requires the Company to submit such dispute to arbitration and diligently pursues such arbitration, the Company shall continue to pay Executive his Salary and provide the Benefits to be paid or provided to Executive under this Agreement until the earlier of (i) a determination by the arbitrator and (ii) the period provided for payment pursuant Sections 3(a) without regard to clause (ii) of Section 3(a)(iii); provided, however, that Executive shall promptly repay to the Company all amounts paid to him pursuant to this sentence (including the cost of all benefits provided) in the event that the Executive does not prevail in such arbitration. Executive acknowledges and agrees that in the event that he does not comply with his obligations pursuant to the immediately preceding sentence, the Company may set off such amount against any obligations owed to Executive.

     8.   Modification; Waiver or Discharge. This Agreement is entered into
          ---------------------------------
between the Company and the Executive for the benefit of each of them. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     9.   Validity. The invalidity or unenforceability of any provision or
          --------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; provided, however, that if any one or more of the terms incorporated in
Section 4 by reference to the Employment Agreement shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that term shall not be deleted but shall be reformed and construed in a manner to enable it to be enforced to the maximum extent allowable under applicable law.

     10.  Entire Agreement. This Agreement sets forth the entire agreement of
          ----------------
the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto (including the Employment Agreement). The Stockholders Agreement between New World Pasta, LLC and Miller Pasta, LLC dated January 28, 1999 shall not be effected by this Agreement.

     11.  Binding Effect. This Agreement shall be binding upon the parties
          --------------
and their respective heirs, representatives, successors, transferees and permitted assigns. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the

Company's business and/or assets shall be bound by, and shall assume in writing the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For purposes of this Agreement, the term "Company" shall include any successor to their business and/or assets which executes and delivers the assumption agreement described in this Section 11 or which becomes bound by the terms of this Agreement by operation of law.

     12.  Counterparts. This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     13.  Headings. The headings contained herein are for reference purposes
          --------
only and shall not in any way affect the meaning or interpretation of this Agreement.

     14.  Governing Law. The validity, interpretation, construction and
          -------------
performance of this Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                     NEW WORLD PASTA COMPANY


                                     By:  /s/ David Y. Ying
                                        ---------------------------
                                           Name:
                                           Title:


                                     C. MICKEY SKINNER

                                       /s/ C. Mickey Skinner
                                     ------------------------------


                                     JOSEPH LITTLEJOHN & LEVY INC.
                                     For purposes of Section 4(d) and 5(a) only



                                     By:  /s/ David Y. Ying
                                        ---------------------------
                                           Name: David Y. Ying
                                           Title: Senior Managing Director